                                                                    Exhibit 10.8

                       C-BRIDGE INTERNET SOLUTIONS, INC.



                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                          Dated as of October 7, 1999

                               Table of Contents
                                                                 Page No.

     1. Authorization and Sale of Shares............................... 1
          1.1  Authorization........................................... 1
          1.2  Sale of Shares.......................................... 1
          1.3  Use of Proceeds......................................... 1

     2. The Closings................................................... 1

     3. Representations of the Company................................. 2
           3.1  Organization and Standing.............................. 2
           3.2  Capitalization......................................... 3
           3.3  Subsidiaries, Etc...................................... 3
           3.4  Securityholder Lists and Agreements.................... 4
           3.5  Issuance of Shares..................................... 4
           3.6  Authority for Agreement; No Conflict................... 4
           3.7  Governmental Consents.................................. 5
           3.8  Litigation............................................. 6
           3.9  Financial Statements................................... 6
          3.10  Absence of Undisclosed Liabilities..................... 6
          3.11  Events Subsequent to the Balance Sheet................. 6
          3.12  Taxes.................................................. 7
          3.13  Property and Assets.................................... 8
          3.14  Intellectual Property.................................. 8
          3.15  Insurance.............................................. 9
          3.16  Material Contracts and Obligations..................... 9
          3.17  Compliance.............................................10
          3.18  Absence of Changes.....................................10
          3.19  Employees..............................................10
          3.20  ERISA..................................................11
          3.21  Books and Records......................................11
          3.22  Permits................................................11
          3.23  Environmental Matters..................................11
          3.24  U.S. Real Property Holding Corporation.................12
          3.25  Disclosures............................................12
          3.26  Year 2000..............................................12

     4. Representations of the Purchasers..............................13
          4.1  Investment..............................................13
          4.2  Authority...............................................13
          4.3  Experience..............................................13

     5. Conditions to the Obligations of the Purchasers................14
           5.1  Accuracy of Representations and Warranties.............14
           5.2  Performance............................................14
           5.3  Opinion of Counsel.....................................14
           5.4  Ancillary Agreements...................................14
           5.5  Non-Competition Agreement..............................14
           5.6  Outsourcing Agreement..................................14
           5.7  Certificates and Documents.............................14
           5.8  Minimum Investment.....................................15
           5.9  Compliance Certificates................................15
          5.10  Other Matters..........................................15

     6. Condition to the Obligations of the Company....................15
           6.1  Accuracy of Representations and Warranties.............15

     7. Affirmative Covenants of the Company...........................15
          7.1  Inspection and Observation..............................15
          7.2  Financial Statements and Other Information..............16
          7.3  Material Changes and Litigation.........................17
          7.4  Agreements with Employees; Options......................17
          7.5  Directors...............................................18
          7.6  Reservation of Common Stock.............................18
          7.7  Related Party Transactions..............................18
          7.8  Termination of Covenants................................18

     8. Transfer of Shares.............................................18
          8.1  Restricted Shares.......................................18
          8.2  Requirements for Transfer...............................19
          8.3  Legend..................................................19
          8.4  Rule 144A Information...................................19

     9. Miscellaneous..................................................20
          9.1  Successors and Assigns..................................20
          9.2  Confidentiality.........................................20
          9.3  Survival of Representations and Warranties..............20
          9.4  Expenses................................................21
          9.5  Indemnification.........................................21
          9.6  Brokers.................................................21
          9.7  Severability............................................21
          9.8  Specific Performance....................................21
          9.9  Governing Law...........................................22
         9.10  Notices.................................................22
         9.11  Complete Agreement......................................22

         9.12  Amendments and Waivers..................................22
         9.13  Pronouns................................................23
         9.14  Counterparts; Facsimile Signatures......................23
         9.15  Section Headings........................................23

    10. Definitions....................................................23

EXHIBITS

     Exhibit A      -    List of Purchasers
     Exhibit B      -    Certificate of Amendment
     Exhibit C-1    -    Nondisclosure and Assignment of Inventions Agreement
     Exhibit C-2    -    Confidentiality and Non-Competition Agreement
     Exhibit D      -    Opinion of Counsel
     Exhibit E      -    Stockholders' Voting Agreement
     Exhibit F      -    Investor Rights Agreement

                       C-BRIDGE INTERNET SOLUTIONS, INC.


            SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------


     This Agreement dated as of October 7, 1999 is entered into by and among C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (collectively, the
                                   ---------
"Purchasers").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares.
          --------------------------------

          1.1  Authorization.  The Company has, or before the Closing (as
               -------------
defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 1,850,000 shares of its Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment attached hereto as Exhibit B (the "Certificate of
                                            ---------
Amendment"). The Company has, or before the Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

          1.2  Sale of Shares.  Subject to the terms and conditions of this
               --------------
Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series A Preferred set forth opposite such Purchaser's name on Exhibit A for the
                                                               ---------
purchase price of $6.00 per share (the "Purchase Price"). The shares of Series A Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

          1.3  Use of Proceeds.  The Company will use the proceeds from the sale
               ---------------
of the Shares for general corporate and working capital purposes.

     2.   The Closings.
          ------------

          (a) The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m. on October 8, 1999, or at such other time, date and place as are mutually agreeable to the Company and O'Sullivan, Graev & Karabell, LLP, special counsel to the Purchasers. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased at the Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check, cancellation of indebtedness or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 6 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

          (b) The Company may sell, at any time prior to 30 days after the Closing, in one or more closings (each, a "Subsequent Closing"), up to 333,334 additional Shares at the Purchase Price, to such purchasers (each, an "Additional Purchaser") as may be approved by the Board of Directors of the Company. At each Subsequent Closing, (i) the Company and each Additional Purchaser shall execute and deliver a counterpart signature page hereto, whereupon such Additional Purchaser shall become a "Purchaser" hereunder and the Shares purchased by such Additional Purchaser shall be deemed to be "Shares" for purposes of this Agreement, and (ii) the Company shall cause Exhibit A hereto be
                                                             ---------
amended to reflect the purchases made by the Additional Purchasers at each Subsequent Closing. At each Subsequent Closing, the Company shall deliver to each Additional Purchaser a certificate for the number of Shares being purchased at the Subsequent Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company of the Purchase Price in the manner specified above. The Company shall deliver to each Purchaser, within 15 days after any Subsequent Closing, written notice of such Subsequent Closing (which notice shall specify the names of each Additional Purchaser and the number of shares of Series A Preferred issued to each).

     3.   Representations of the Company.  Except as disclosed by the Company in
          ------------------------------
the Disclosure Schedule dated the date hereof (the "Disclosure Schedule") and delivered to the Purchasers, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph of this Section 3, unless otherwise specified.

          3.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 5.4 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in each other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchasers true, complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
(immediately prior to the Closing) will consist of 30,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 12,167,687 shares are issued and outstanding (including 510,000 shares held in treasury by the Company) and 9,727,081 shares have been reserved for issuance pursuant to the 1997 Stock Incentive Plan and the 1999 Stock Incentive Plan (the "Plans") of the Company and other arrangements as approved by the Board of Directors, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which 1,850,000 shares have been designated as Series A Preferred, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. Except as contemplated by the Ancillary Agreements, no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any securities (including debt securities) of the Company.

     Immediately upon consummation of the Closing, the Shares shall represent (on an as converted basis), at least seven and two-tenths percent (7.2%) of the Company's Common Stock on a fully diluted basis, including the conversion of all outstanding shares of Preferred Stock and including the exercise of all options, warrants or rights to purchase or receive shares of Common Stock.

          3.3  Subsidiaries, Etc.  Section 3.3 of the Disclosure Schedule sets
               -----------------
forth for each subsidiary of the Company (a "Subsidiary") (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized, issued and outstanding capital stock of each class of its capital stock and (c) the names and the number of shares held by each holder of such shares. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or rights of such Subsidiary. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to special counsel to the Purchasers correct and complete copies of the Certificate of Incorporation and By-laws of each Subsidiary, as amended to date. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and are held of record and beneficially by either the Company or another Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. No Subsidiary is in default under or in violation of any provision of its Charter or By-Laws. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

          3.4  Securityholder Lists and Agreements.  Section 3.4 of the
               -----------------------------------
Disclosure Schedule sets forth a true, complete and correct list of the securityholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act or voting of the capital stock of the Company.

          3.5  Issuance of Shares.  The issuance, sale and delivery of the
               ------------------
Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

          3.6  Authority for Agreement; No Conflict.  The execution, delivery
               ------------------------------------
and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closings will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and would not be considered reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

          3.7  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Section 3.7 of the Disclosure Schedule. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

          3.8  Litigation.  There is no action, suit or proceeding, or
               ----------
governmental inquiry or investigation, pending, or, to the Company's knowledge, any reasonable basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which would reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the Company's knowledge, any reasonable basis therefor or threat thereof, against the Company, the proposed activities of the Company, or negotiations by the Company with prospective investors in the Company. The Company is not subject to any outstanding judgement, order or decree.

          3.9  Financial Statements.  The Company has furnished to each of the
               --------------------
Purchasers a complete and correct copy of (i) the audited balance sheet of the Company at December 31, 1998 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at June 30, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the six months then ended, (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

          3.10  Absence of Undisclosed Liabilities.  The Company does not have
                ----------------------------------
any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities which have arisen since the

Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

          3.11  Events Subsequent to the Balance Sheet.
                --------------------------------------

     Since the Balance Sheet Date, the Company has operated in the ordinary course consistent with past practice, and the Company has not suffered any Company Material Adverse Effect. Since that date, except as set forth on
Schedule 3.10:
-------------

          (a) the Company has not sold, leased, licensed, transferred or assigned any material asset, other than in the ordinary course of business, consistent with past practice;

          (b) no person has accelerated, terminated, modified or canceled any contract (or series of related contracts) involving more than $100,000 to which the Company is a party or by which the Company is bound and, to the knowledge of the Company, no person has notified the Company in writing that it intends to take any such action;

          (c) the Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its respective material assets;

          (d) the Company has not paid any dividends, made any redemptions of or distributions in respect of its capital stock;

          (e) the Company has not paid any fee, interest, dividend, royalty or any other payment of any kind to any affiliate thereof, other than the payment to the officers and directors of the Company of their current salaries (if any);

          (f) the Company has not increased the compensation of any employee, officer or director of the Company or made any contributions to any employee benefit plan other than in the ordinary course of business and consistent with past practice;

          (g) the Company has not incurred any material indebtedness or any material increase in the amount payable by the Company under any credit or loan agreement to which the Company is a party;

          (h) the Company has not incurred any single capital expenditure in excess of $100,000 or capital expenditures in the aggregate in excess of $250,000; and

          (i) the Company has not committed to do any of the foregoing.

          3.12  Taxes.  The amount shown on the Balance Sheet as provision for
                -----
taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true, complete and correct and all taxes shown thereon to be due have been timely paid with exceptions not material in the aggregate to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not incurred any obligation to make any payments that (A) will be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income tax law) or
(B) are or may be subject to the imposition of an excise tax under Section 7999 of the Code.

          3.13  Property and Assets.  The Company has good title to, or a valid
                -------------------
leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in Section 3.12 of the Disclosure Schedule.

          3.14  Intellectual Property.
                ---------------------

          (a) The Company owns, free and clear of all Security Interests, or has the legally enforceable right to use, all Intellectual Property (as defined below in this Section 3.13) used by it in its business as currently conducted. No other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company's Intellectual

Property in the ordinary course of the Company's business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

          (b) None of the activities or business conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no reasonable basis for any such complaint, claim or notice.

          (c) Section 3.13(c) of the Disclosure Schedule identifies each (i) patent that has been issued or assigned to the Company with respect to any of its Intellectual Property, (ii) pending patent application that the Company has made with respect to any of its Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Company's Intellectual Property, and (iv) license or other agreements pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property.

          (d) Section 3.13(d) of the Disclosure Schedule identifies each agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

          (e) The Company has taken commercially reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and, to the Company's knowledge, there have been no acts or omissions

(other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company's Intellectual Property.

          (f) All of the Company's Intellectual Property has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company. No portion of the Company's Intellectual Property was jointly developed with any third party.

          3.15  Insurance.  The Company maintains valid policies of workers'
                ---------
compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

          3.16  Material Contracts and Obligations.  Section 3.15 of the
                ----------------------------------
Disclosure Schedule sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including, without limitation, (a) any agreement which requires future expenditures by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000, (b) any employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets, and (h) any agreement for the acquisition of the business or shares of another party. The Company has made available to the Purchasers copies of such of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on the Disclosure Schedule, in a manner which could reasonably be expected to result in a Company Material Adverse Effect.

          3.17  Compliance.  The Company has, in all material respects, complied
                ----------
with all laws, regulations and orders applicable to its present business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future could reasonably be expected to result in a Company Material Adverse Effect. To the Company's knowledge, none of the employees of the Company is in material violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

          3.18  Absence of Changes.  Since the Balance Sheet Date, there has
                ------------------
been no material adverse change in the business, assets or condition (financial or otherwise), other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate, had a Company Material Adverse Effect); provided, however, that the Purchasers acknowledge that the Company has continued to incur operating losses since the Balance Sheet Date.

          3.19  Employees.  It is the policy of the Company that all employees
                ---------
of the Company who have access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements in the form of Exhibit C-1 and confidentiality and non-competition
                          -----------
agreements in the form of Exhibit C-2.  The Company is not aware that any key
                          -----------
employee of the Company has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the Company's knowledge, threatened.

          3.20  ERISA.  The Company does not have or otherwise contribute to or
                -----
participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

         3.21  Books and Records.  The minute books of the Company contain true,
               -----------------
complete and correct records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is true, complete and correct and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

         3.22  Permits.  Section 3.21 of the Disclosure Schedule sets forth a
               -------
list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which could not reasonably be expected to result in a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no reasonable basis for believing that such Permit will not be renewable upon expiration.

         3.23  Environmental Matters.
               ---------------------

          (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below in this Section 3.22(a)). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation CERCLA (as defined below), the Resource Conservation and Recovery Act of 1976, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 3.22, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

          (b) Neither the Company, nor to the knowledge of the Company, any third party has released any Materials of Environmental Concern (as defined below in this Section 3.22(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property of facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an adverse impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

         3.24  U.S. Real Property Holding Corporation.  The Company is not now
               --------------------------------------
and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         3.25  Disclosures.  Neither this Agreement, the Disclosure Schedule nor
               -----------
any Exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, including, without limitation, the Business Plan of the Company dated May, 1999 (the "Plan"), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished in the Plan was prepared in good faith based on reasonable assumptions and represents the Company's best estimate as of such date of future results based on information available as of such date.

         3.26  Year 2000.
               ---------

     All of the Company's software programs are designed to be used prior to, during and after the calendar year 2000 A.D., and such products, devices and programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century, other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than any of the following which has not had nor could reasonably be expected to have a Company Material Adverse Effect, without limiting the generality of the foregoing:

          (a) each such program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and

          (b) each such program has been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the appropriate century.

     4.   Representations of the Purchasers.  Each of the Purchasers severally
          ---------------------------------
represents and warrants to the Company as follows:

          4.1  Investment.  Such Purchaser is acquiring the Shares, and the
               ----------
shares of Common Stock into which the Shares may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          4.2  Authority.  Such Purchaser has full power and authority to enter
               ---------
into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4.3  Experience.  Such Purchaser has carefully reviewed the
               ----------
representations concerning the Company contained in this Agreement, has read the Plan and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

     5.   Conditions to the Obligations of the Purchasers.  The obligation of
          -----------------------------------------------
each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

          5.1  Accuracy of Representations and Warranties.  Each representation
               ------------------------------------------
and warranty contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          5.3  Opinion of Counsel.  Each Purchaser shall have received an
               ------------------
opinion from Hale and Dorr LLP, counsel for the Company, dated the Closing Date, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, to the effect set forth on Exhibit D.
                                      ---------

          5.4  Ancillary Agreements.
               --------------------

          (a) Stockholders' Voting Agreement.  The Stockholders' Voting
              ------------------------------
Agreement attached hereto as Exhibit E ( the "Stockholders' Voting Agreement")
                             ---------
shall have been executed and delivered by each of the Purchasers and by each of the Founders (as defined therein). All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders' Voting Agreement.

          (b) Investor Rights Agreement.  The Investor Rights Agreement attached
              -------------------------
hereto as Exhibit F (the "Investor Rights Agreement") shall have been executed
          ---------
and delivered by the Company and each of the Purchasers.

          5.5  Non-Competition Agreement.  A non-competition agreement between
               -------------------------
Professor John J. Donovan, CEE Incorporated and Cambridge Executive Enterprises, Inc. on terms reasonably acceptable to the Purchasers, shall have been executed and delivered.

          5.6  Outsourcing Agreement.  An exclusive outsourcing agreement by and
               ---------------------
among CEE Incorporated, Cambridge Executive Enterprises, Inc. and the Company, on terms reasonably acceptable to the Purchasers, shall have been executed and delivered to the Purchasers.

          5.7  Certificates and Documents.  The Company shall have delivered to
               --------------------------
special counsel to the Purchasers:

          (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of Delaware;

          (b) a certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

          (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

          (d) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

          5.8  Minimum Investment.  Purchasers shall have tendered at the
               ------------------
Closings aggregate consideration of not less than $8.0 million for the purchase of Shares.

          5.9  Compliance Certificates.  The Company shall have delivered to the
               -----------------------
Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.4, 5.5 and 5.6 of this Agreement.

         5.10  Other Matters.  All corporate and other proceedings in connection
               -------------
with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.   Condition to the Obligations of the Company.  The obligations of the
          -------------------------------------------
Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Closings:

          6.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     7.   Affirmative Covenants of the Company.
          ------------------------------------

          7.1  Inspection and Observation.  The Company shall permit each
               --------------------------
Purchaser, or any authorized representative thereof reasonably acceptable to the Company, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

          7.2  Financial Statements and Other Information.
               ------------------------------------------

               (a) The Company shall deliver to each Purchaser:

                        (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP; and

                        (ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

               (b) The Company shall deliver to each Major Purchaser (as defined in paragraph (d) below):

                        (i) within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                        (ii) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year;

                        (iii) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

                        (iv) with reasonable promptness, such other information and data as such Major Purchaser may from time to time reasonably request.

          (c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) and clause (i) of paragraph
(b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with GAAP consistently applied (except as noted) and fairly present in all material respects the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

          (d) For purposes of this Agreement, the term "Major Purchaser" shall mean a Purchaser purchasing not less than 166,666 Shares so long as such Purchaser continues to own not less than 166,666 Shares. For purposes of determining the number of Shares held by a Purchaser: (i) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events; (ii) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by such Purchaser; and (iii) Shares shall include Shares held by affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders and partners.

          7.3  Material Changes and Litigation.  The Company shall promptly
               -------------------------------
notify the Purchasers of any material adverse change in the business, assets or condition (financial or otherwise) of the Company and of any litigation or governmental proceeding or investigation brought or, to the Company's knowledge, threatened against the Company, officer, director, key employee or principal stockholder of the Company which, if adversely determined, could be considered reasonably likely to result in a Company Material Adverse Effect.

          7.4  Agreements with Employees; Options.
               ----------------------------------

          (a) The Company shall require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into nondisclosure and assignment of inventions agreements substantially in the form of Exhibit C-1 and confidentiality and non-competition
                             -----------
agreements substantially in the form of Exhibit C-2, or such other form as may
                                        -----------
be approved by the Board of Directors of the Company.

          (b) Unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company, all options or restricted stock granted or issued under the Plans of the Company shall become exercisable at the rate of 12.5% every six months from the grant or issue and thereafter over the subsequent four years so long as the holder continues to be an employee or consultant of the Company, subject to accelerated vesting of 100% of the unvested portion of such options or restricted stock in the event of an Acquisition Event (as defined in the standard form of stock option agreement and restricted stock agreement for use under such Plan).

          (c) The Company shall purchase and keep in force directors and officers' insurance (including coverage for all outside directors) in such an amount and with such coverage as is customary for similar businesses and adequate to the needs of the Company.

          7.5  Directors.
               ---------

          (a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Preferred for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

          (b) The Board of Directors shall meet on at least a quarterly basis, unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company.

          7.6  Reservation of Common Stock.  The Company shall reserve and
               ---------------------------
maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

          7.7  Related Party Transactions.
               --------------------------

          (a) The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

          (b) The affirmative vote of both a majority of the members of the Board of Directors, and the director elected solely by the holders of the Series A Preferred, shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

          7.8  Termination of Covenants.  The covenants of the Company contained
               ------------------------
in Sections 7.1 through 7.7 shall terminate, and be of no further force or effect, upon the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $15.0 million, at a price to the public of at least $10.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

     8.   Transfer of Shares.
          ------------------

          8.1  Restricted Shares.  "Restricted Shares" means (i) the Shares,
               -----------------
(ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted
         --------  -------
Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          8.2  Requirements for Transfer.
               -------------------------

          (a) Restricted Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 to the same extent as if it were the original Purchaser hereunder, (ii) inter-fund transfers (such as transfers to affiliates of the Purchasers), or (iii) a transfer made in accordance with Rule 144 under the Securities Act.

          8.3  Legend.  Each certificate representing Restricted Shares shall
               ------
bear a legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          8.4  Rule 144A Information.  The Company shall, at all times during
               ---------------------
which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section 8.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

     9.   Miscellaneous.
          -------------

          9.1  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

          9.2  Confidentiality.  Each Purchaser agrees that he, she or it will
               ---------------
keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 9.2 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i)
--------  -------
to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 9.2, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this
Section 9.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

          9.3  Survival of Representations and Warranties.  All agreements,
               ------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          9.4  Expenses.  The Company shall pay, at the Closing, the reasonable
               --------
fees (up to a maximum of $20,000) and disbursements of O'Sullivan, Graev and Karabell LLP, special counsel to the Purchasers, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby.

          9.5  Indemnification.
               ---------------

          (a) The Company shall indemnify, defend and hold each Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants, or agreements of the Company contained in this Agreement, except that the obligation of the Company to any Purchaser with respect to any such liability, loss or damage shall not exceed the purchase price for the Shares purchased by such Purchaser.

          (b) Each Purchaser shall, severally and not jointly, indemnify and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants, or agreements of such Purchaser contained in this Agreement, except that the obligation of such Purchaser to the Company with respect to any such liability, loss or damage shall not exceed an amount equal to the purchase price for the Shares purchased by such Purchaser.

          9.6  Brokers.  The Company and each Purchaser (i) represents and
               -------
warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          9.7  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.8  Specific Performance.  In addition to any and all other remedies
               --------------------
that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          9.9  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

         9.10  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at C-bridge Internet Solutions, Inc., 219 Vassar Street, Suite 2, Cambridge, Massachusetts 02139, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: John A. Burgess, Esq.;

     If to a Purchaser, at the address set forth on Exhibit A for such
                                                    ---------
Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Ilan
S. Nissan, Esq.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

         9.11  Complete Agreement.  This Agreement (including its Exhibits) and
               ------------------
the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, that certain Term Sheet dated September 10, 1999.

         9.12  Amendments and Waivers.  Except as otherwise expressly set forth
               ----------------------
in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the shares of Common Stock issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, this Agreement may be amended with the consent of the holders of less than all of the shares of Common Stock issued or issuable upon conversion of the Shares only in a manner which applies to all such holders in the same fashion. Any amendment, termination or waiver effected in accordance with this
Section 9.11 or Section 2(b) shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         9.13  Pronouns.  Whenever the context may require, any pronouns used in
               --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         9.14  Counterparts; Facsimile Signatures.  This Agreement may be
               ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

         9.15  Section Headings.  The section headings are for the convenience
               ----------------
of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     10.  Definitions. For purposes of this Agreement, each of the following
          -----------
defined terms is defined in the Section of this Agreement indicated below:


               Defined Term                          Section
               ------------                          -------

          Additional Purchaser                       2(b)
          Ancillary Agreements                       3.1
          Balance Sheet                              3.9
          Balance Sheet Date                         3.9
          CERCLA                                     3.23(a)
          Certificate of Amendment                   1.1
          Closing                                    2(a)
          Closing Date                               2(a)
          Code                                       3.12
          Common Stock                               3.2
          Company                                    Introduction
          Company Material Adverse Effect            3.1
          Confidential Information                   9.2
          Disclosure Schedule                        3
          Environmental Law                          3.23(a)
          ERISA                                      3.20
          Exchange Act                               8.4
          Financial Statements                       3.9
          GAAP                                       3.9
          Governmental Entity                        3.6
          Intellectual Property                      3.14(a)
          Investor Rights Agreement                  5.4(b)
          Major Purchaser                            7.2(d)
          Materials of Environmental Concern         3.23(b)
          Permits                                    3.22
          Plans                                      3.2
          Purchase Price                             1.2
          Purchasers                                 Introduction
          Restricted Shares                          8.1
          Rule 144A Information                      8.4
          Securities Act                             3.2
          Security Interest                          3.6
          Series A Preferred                         1.1
          Shares                                     1.2
          Stockholders' Voting Agreement             5.4(a)
          Subsequent Closing                         2(b)

     Executed as of the date first written above.

                                COMPANY:

                                C-BRIDGE INTERNET SOLUTIONS, INC.

                                By:  /s/ Joseph M. Bellini
                                    -----------------------------------------

                                PURCHASERS:

                                INSIGHT CAPITAL PARTNERS III, L.P.

                                By:  InSight Venture Associates III, L.L.C.,
                                     its General Partner

                                     By: /s/ Jeff Horing
                                         ------------------------------------
                                         Name:
                                         Title:


                                INSIGHT CAPITAL PARTNERS (CAYMAN)
                                III, L.P.

                                By:  InSight Venture Associates III, L.L.C.,
                                     its General Partner

                                     By: /s/ Jeff Horing
                                         ------------------------------------
                                         Name:
                                         Title:


                                INSIGHT CAPITAL PARTNERS III -
                                CO-INVESTORS, L.P.

                                By:  InSight Venture Associates III, L.L.C.,
                                     its General Partner

                                     By: /s/ Jeff Horing
                                         ------------------------------------
                                         Name:
                                         Title:

                                H&D INVESTMENTS 97


                                By: /s/ John M. Westcott, Jr.
                                    -----------------------------------------
                                    Name:  John M. Westcott, Jr.
                                    Title: General Partner

                                ORACLE CORPORATION

                                By: /s/ Matt Mosman
                                    -----------------------------------------
                                    Name:  Matt Mosman
                                    Title: Vice President, Corporate Development

                                   EXHIBIT A
                                   ---------


                              List of Purchasers
                              ------------------



          Name and Address             No. of Shares of       Aggregate
            of Purchaser              Series A Preferred    Purchase Price
------------------------------------ -------------------- ------------------

InSight Capital Partners III, L.P.         954,129           $5,724,774
527 Madison Avenue
10/th/ Floor
New York, New York 10022


InSight Capital Partners                   236,355           $1,418,130
  (Cayman) III, L.P.
c/o W.S. Walker & Company
Walker House
P.O. Box 265GT
Mary Street
George Town
Grand Cayman, Cayman Islands


InSight Capital Partners III -             142,849           $  857,094
  Co-Investors, L.P.
527 Madison Avenue
10/th/ Floor
New York, New York 10022


H&D Investments 97                           6,667           $   40,002
Attn:  Paul P. Brountas, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109


Oracle Corporation                         305,555            1,833,330
500 Oracle Parkway
Redwood Shores, California
94065
                                                 Total:      $9,873,330
                                                 -----       ----------